CEO STAFF UPDATE Greg Lang October 6, 2015 Exhibit 99.1

AN INDUSTRY IN CONSOLIDATION
SEMICONDUCTOR M&A ACTIVITY AT RECORD LEVELS

•
Recent announcements
-
Avago / LSI Logic / PLX / Broadcom
-
Intel / Altera
-
Dialog / Atmel
# of Transactions
Volume ($Bn)
Source:  451 Group
as of October 2, 2015..
Note: Includes transactions greater than $50MM.
Semiconductor M&A Activity Over Time
$8
$3
$9
$10
$48
$17
$18
$8
$11
$35
$13
$24
$21
22
14
31
34
46
56
42
29
33
47
38
30
38
28
$83

•
PMC and Skyworks announced a Definitive Agreement under which
Skyworks would acquire PMC
-
Price of $10.50 per share in an all-cash transaction
-
Transaction valued at approximately $2 billion
•
Combined annual revenue expected to be nearly $4 billion
•
The Boards of Directors of both companies have approved the
transaction
•
Deal expected to close during the first half of 2016 subject to approval by PMC’s shareholders, regulatory clearances in the U.S.
and China and other customary closing conditions
•
PMC and Skyworks will continue to operate as separate entities until the deal closes
YESTERDAY’S ANNOUNCEMENT

Skyworks Solutions, Inc. is
empowering the wireless
networking revolution,
connecting virtually everyone
and everything, all the time.
•
Its highly innovative analog semiconductors are linking people, places, and things spanning a number of new and previously unimagined applications within automotive, broadband, cellular infrastructure, the connected home, industrial, medical, military, smartphone, tablet and wearable markets.
•
Annual revenues approximately $3.3B
•
Market capitalization of approximately $16B
•
Very strong and successful company that has grown rapidly and profitably
•
Diversifying its end-markets, product portfolio and customer base

Notes:
EPS,
Gross
Margin
and
Operating
Margin
Presented
on
a
Non-GAAP
Basis.
EPS CAGR, Gross Margin, and Operating Margin Expansion Provided on a Fiscal Year Basis over Time Period Shown
Source:  Skyworks Company Overview, September 2015
A Track Record of Results
With Strong Operating Leverage

Our Strategy

Evolution of Business Mix Integrated Mobile Systems ~50% Margin 15-20% LT Growth Rate Broad Markets >50% Margin >20% LT Growth Rate Power Amplifiers 40-45% Margin ~5% LT Growth Rate

BENEFITS OF THE TRANSACTION

•
Strategy to expand penetration to data centers and create an end-to-end story: Handset
Data Center
•
Succeed by partnering with industry leaders and expanding footprint with system-level solutions
•
Strive to be a trusted partner, offering innovation, value and choice
•
Provides significant global operational scale to better compete and provide a compelling alternative to OEMs, ODMs, and data center customers
•
Deeper product portfolio for customers
•
Broader customer base with greater relevance
•
Stronger relationship with suppliers and partners
•
Additional end-markets for growth and stability
•
Firepower to consolidate further
•
Enhanced value for shareholders

WHAT DOES THIS MEAN FOR ME?

•
Prior to closing, PMC will continue to conduct business as
usual
-
Any changes would be consistent with our normal planning
process and not the result of the transaction
-
PMC will continue to hire according to business and headcount plans
•
All PMC compensation and benefits will remain fully in
place until the transaction closes
•
After close, Skyworks will determine how best to integrate
the two companies’ compensation and benefit programs

WHAT DOES THIS MEAN FOR ME? (2)
•
BWD RHH business sale is on hold. Skyworks is a RF
company that values the innovative technology, products
and team. Need to re-evaluate and determine best path.
•
Equity Programs (Before Close):
-
Between now and closing, any shares you received from the
vesting of RSUs or that you purchased under the ESPP can be
sold subject to PMC’s current policies and you can exercise any vested stock options
-
Until the transaction closes, RSUs and stock options continue to vest in accordance with their original vesting schedules
-
The last ESPP purchase will be on February 10, 2016, unless the transaction is ready to close sooner

WHAT DOES THIS MEAN FOR ME? (3)

•
Equity Programs (on the day after Close):
-
Vested equity:
•
You will receive for each vested stock option, an amount equal to the difference between $10.50 and the exercise price of the stock option, multiplied by the number of shares of PMC stock for which the option was exercisable
•
If any vested stock option has an exercise price of $10.50 or higher, it will be rolled over into an equivalent Skyworks option
-
Unvested equity:
•
Will be converted into Skyworks RSUs or stock options with the same terms, including vesting, as the original grant
•
Adjustments will be made to the number of shares covered by the award and, in the case of stock options, the exercise price, to maintain the value of the award at the time of conversion

MOVING FORWARD
•
Business
as
usual
–
need
to
execute
on
our
plans
•
2015 Strategic Plan
-
October
20
–
Greg
to
host
Staff
Update
-
October
21
–
Strategic
Plan
Offsite
•
Q3
Earnings
Announcement
–
October
26
•
2015 APOR –
November
•
Mid-year
Focal
Review
-
November
•
Sales
Conference
–
December
•
STIP
Payout
–
February

NEXT STEPS

•
We have already started to notify customers, distributors, suppliers and partners
•
PMC and Skyworks will continue to operate as separate entities until the deal closes
•
An integration team, led by senior management and including representatives of both companies, will begin planning the details of integrating PMC and
Skyworks. This team will communicate periodically regarding progress
•
Executives and managers are available to answer your questions
•
It’s vitally important for all of us to remain focused on the work at hand and deliver on our commitments to our customers and stockholders
-
Skyworks believes in PMC’s storage and communication businesses and end-
markets,
strategies,
teams
and
product
portfolio
–
investing
$2B
•
Until
the
deal
closes,
it
is
business
as
usual
–
keep
doing
what
you
are
doing!

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Forward-Looking Statements
•
Certain statements made herein, including, for example, the expected date of closing of the merger and the potential benefits of the merger, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform
Act of 1965, Section 27A
of the Securities Act of 1933 and Section 21E
of the Securities Exchange Act of 1934. These
forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.
•
The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements:  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that could be instituted against PMC or its directors or Skyworks related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; the failure of Skyworks to obtain the necessary financing arrangements set forth in the debt commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, those detailed in PMC’s Annual Report on Form 10-K for the year ended December 27,
2014 and our most recent quarterly report filed with the SEC and Skyworks’ Annual Report on Form 10-K for the year ended October 3, 2014 and its most recent quarterly report filed with the SEC.  The forward-looking statements contained herein are made only as of the date hereof, and we undertake no obligation to update or revise the forward-
looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information to be Filed with the SEC
•
PMC plans to file with the SEC and mail to our stockholders a proxy statement in connection with the transaction.
Additionally, PMC will file other relevant materials with the SEC in connection with the transaction.  The proxy statement and other relevant materials will contain important information about PMC, Skyworks the transaction and related matters.  Investors and security holders are urged to read the proxy statement and the other relevant materials carefully when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.
•
Investors and security holders will be able to obtain free copies of the proxy statement and relevant other documents filed with the SEC by PMC and Skyworks through the website maintained by the SEC at www.sec.gov.
•
In addition, investors and security holders will be able to obtain free copies of the proxy statement and the other relevant
documents
filed
with
the
SEC
by
PMC
from
PMC
by
contacting
Joel
Achramowicz
at
(408)
239-8630.
•
PMC and Skyworks, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement.  Information regarding
PMC’s directors and executive officers is contained in PMC’s Form 10-K for the year ended December 27, 2014 and our proxy statement dated March 20, 2015, which are filed with the SEC.  Information regarding Skyworks’ directors and executive officers is contained in Skyworks’ Form 10-K for the year ended October 3, 2014 and its proxy statement dated April 8, 2015.  Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.